UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2021 (June 22, 2021)

BLACKROCK TCP CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	814-00899	56-2594706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2951 28th Street, Suite 1000 Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 566-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TCPC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐     Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 22, 2021, BlackRock TCP Capital Corp., (NASDAQ: TCPC) completed an Omnibus Amendment  to Loan Documents (the “Amendment”) with respect to: (i) the Amended & Restated Senior Secured Revolving Credit Agreement, dated as of May 6, 2019 and as amended by amendment nos. 1-4 thereto (the “Prior Amendments”), by and among Special Value Continuation Partners LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of TCPC (“SVCP”), as borrower, ING Capital LLC (“ING”), as administrative agent, collateral agent, arranger and bookrunner, and the lenders party thereto (as amended by the Amendment and the Prior Amendments, the “A&R SVCP Credit Agreement,” and the facility provided thereunder, the “Revolving Credit Facility”) and (ii) the Second Amended and Restated Lender Letter, dated as of May 6, 2019 (the “Lender Letter”), by and among each lender party thereto and SVCP. Terms used but not defined herein have the meanings given to them in the A&R SVCP Credit Agreement.

The Amendment, among other things, (i) extends the expiration date of the A&R SVCP Credit Agreement and the maturity date with respect to loans made thereunder to May 6, 2025 and May 6, 2026, respectively, (ii) makes certain changes with respect to the 2022 Notes, (iii) terminates the separate Lender Letter, including the 25 bps fee contained therein, (iv) reduces the Applicable Margin from 2.00% to 1.75% at any time when the Borrowing Base is equal to or exceeds 1.85 times the Combined Debt Amount, (v) reduces the Commitment Fee applicable to the portion of unused commitments in excess of the Minimum Utilization Amount from 0.50% to 0.375%, (vi) updates the “change in control” provisions to account for recent personnel changes and (vii) updates certain mechanical/administrative provisions, including provisions for replacing LIBOR and other reference rates.

In addition, the A&R SVCP Credit Agreement continues to contain customary representations, covenants (including restrictions on the incurrence of additional indebtedness, liens and dividends, and requirements to maintain (i) a certain minimum amount of shareholder’s equity, (ii) a certain minimum ratio of the value of the collateral to the Covered Debt Amount and (iii) a certain minimum ratio of total assets, less all liabilities other than indebtedness, to indebtedness) and events of default.

The description above is only a summary of the material provisions of the A&R SVCP Credit Agreement and is qualified in its entirety by reference to the provisions of the A&R SVCP Credit Agreement, a copy which is attached hereto as Exhibit 10.1.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF REGISTRATION

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

ITEM 7.01.	REGULATION FD DISCLOSURE

On June 24, 2021, the registrant issued a press release, included herewith as Exhibit 99.1, announcing the Amendment.

The information disclosed under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1
Omnibus Amendment to Loan Documents, dated June 22, 2021, by and among Special Value Continuation Partners LLC, the subsidiary guarantors party thereto, ING Capital LLC, as administrative agent, arranger and bookrunner and the lenders party thereto

99.1	Press Release, dated as of June 24, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock TCP Capital Corp.

Date: June 24, 2021	By:	/s/ Erik L. Cuellar
Erik L. Cuellar
Chief Financial Officer